As filed with the Securities and Exchange Commission on August 30, 2001

                                                     Registration No. 333-_____

===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                         --------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                         --------------------------

                              BlackRock, Inc.
           (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                  51-0380803
        (State of Incorporation)(I.R.S. Employer Identification No.)
                         --------------------------

                              345 Park Avenue
                          New York, New York 10154
                               (212) 754-5560
            (Address of Principal Executive Offices) (Zip Code)
                         --------------------------

            BLACKROCK, INC. 1999 STOCK AWARD AND INCENTIVE PLAN
                         (Full Titles of the Plans)
                         --------------------------

                             Robert P. Connolly
                   Managing Director and General Counsel
                              BlackRock, Inc.
                              345 Park Avenue
                          New York, New York 10154
                               (212) 754-5560
        (Name, Address and Telephone Number, Including Area Code, of
                            Agent for Service)
                         --------------------------


                      CALCULATION OF REGISTRATION FEE

=============================================================================================
                                        Proposed Maximum    Proposed Maximum     Amount of
Title of Securities     Amount to be     Offering Price    Aggregate Offering  Registration
  to be Registered      Registered (1)    Per Share(2)         Price (2)            Fee
---------------------------------------------------------------------------------------------
Class A common stock,
par value $0.01 per
share...                5,213,137          $39.15            $204,094,314          $51,024
                        shares
---------------------------------------------------------------------------------------------

(1) The shares of class A common stock, par value $0.01 per share (the "Class A Common Stock") of BlackRock, Inc. (the "Registrant") shown in the table above are issuable pursuant to the BlackRock, Inc. 1999 Stock Award and Incentive Plan. The maximum number of shares which may be issued under the Plans are subject to equitable adjustment upon the occurrence of certain events pursuant to the Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the occurrence of any such corporate transaction or event.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act on the basis of the average of the high and low sale prices per share of common stock as quoted on The New York Stock Exchange on August 28, 2001 (within 5 business days prior to filing this registration statement).

                   REGISTRATION OF ADDITIONAL SECURITIES

         This registration statement on Form S-8 (the "Registration Statement") relates to the registration of an additional 5,213,137 shares of Class A Common Stock (the "Additional Shares"). The Additional Shares are securities of the same class and relating to the same employee benefit plan, the BlackRock, Inc. 1999 Stock Award and Incentive Plan, as those shares registered in the Registrant's registration statement on Form S-8, previously filed with the Securities and Exchange Commission on March 14, 2000 (Registration No. 333-32406), which, pursuant to General Instruction E of Form S-8, is incorporated herein by reference.

Item 3.           Incorporation of Certain Documents By Reference

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates.

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000; the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001 and June 30, 2001; the Registrant's Current Reports on Form 8-K dated January 17, 2001 and April 16, 2001.

         (2) The Registrant's Form 8-A filed on September 15, 1999, pursuant to Section 12(b) of the Exchange Act, including any amendment or reports filed for the purpose of updating such information.

         All documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.



Exhibits.

5.0               Opinion of Robert P. Connolly.

10.1 Amendment No. 2 to the BlackRock, Inc. 1999 Stock Award and Incentive Plan.

23.1              Consent of Robert P. Connolly (included with Exhibit
                  5.0).

23.2              Consent of Ernst & Young LLP.

24.1              Powers of Attorney (included on the signature page).




                                 SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York County, New York, on this 30th day of August, 2001.

                                                        BLACKROCK, INC.


                                                      By /s/ Laurence D. Fink
                                                        -----------------------
                                                        Laurence D. Fink
                                                        Chairman of the Board
                                                        of Directors
                                                        and Chief Executive
                                                        Officer



                             POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph L. Schlosstein, Paul L. Audet and Robert P. Connolly, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-8 to be filed in connection with the offerings of ordinary shares of BlackRock, Inc. and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Name                                     Title                         Date


                           Chairman of the Board of Directors
                              and Chief Executive Officer
/s/  Laurence D. Fink         (Principal Executive Officer)     August 30, 2001
----------------------
Laurence D. Fink

                           Managing Director, Chief Financial
                            Officer (Principal Financial and
/s/ Paul L. Audet                 Accounting Officer)           August 30, 2001
----------------------
Paul L. Audet



/s/  Ralph L. Schlosstein        Director and President         August 30, 2001
----------------------
Ralph L. Schlosstein



/s/  Murry Gerber                       Director                August 30, 2001
----------------------
Murry Gerber



/s/ Walter E. Gregg, Jr.                Director                August 30, 2001
----------------------
Walter E. Gregg, Jr.



/s/ James Grosfeld                      Director                August 30, 2001
----------------------
James Grosfeld



/s/ Frank Nickell                       Director                August 30, 2001
----------------------
Frank Nickell



/s/ Thomas H. O'Brien                   Director                August 30, 2001
----------------------
Thomas H. O'Brien



/s/ Helen P. Pudlin                     Director                August 30, 2001
----------------------
Helen P. Pudlin



/s/ James E. Rohr                       Director                August 30, 2001
----------------------
James E. Rohr



/s/ Lawrence M. Wagner                  Director                August 30, 2001
----------------------
Lawrence M. Wagner



Exhibit Index

5.0          Opinion of Robert P. Connolly.

10.1 Amendment No. 2 to the BlackRock, Inc. 1999 Stock Award and Incentive Plan.

23.1         Consent of Robert P. Connolly (included with Exhibit
             5.0).

23.2         Consent of Ernst & Young LLP.

24.1         Powers of Attorney (included on the signature page).